Report of Independent
Registered Public Accounting Firm

To the Shareholders and Board
 of Trustees of
MTB Group of Funds

In planning and performing our
audits of the financial statements of MTB U.S. Treasury
Money Market Fund, MTB Money Market
 Fund, MTB Prime Money Market Fund, MTB
New York Tax-Free Money Market Fund,
 MTB Short Duration Government Bond Fund,
MTB U.S. Government Bond Fund, MTB
 New York Municipal Bond Fund, MTB
Managed Allocation Fund - Conservative
 Growth, MTB Managed Allocation Fund -
Moderate Growth, MTB Managed Allocation
 Fund - Aggressive Growth, MTB Large
Cap Value Fund, MTB Large Cap Growth
Fund, MTB Mid Cap Stock Fund, MTB Small
Cap Stock Fund, MTB International Equity
 Fund, MTB U.S. Government Money Market
Fund, MTB Tax-Free Money Market Fund, MTB
 Pennsylvania Tax-Free Money Market
Fund, MTB Short-Term Corporate Bond Fund,
 MTB Pennsylvania Municipal Bond
Fund, MTB Maryland Municipal Bond Fund,
MTB Virginia Municipal Bond Fund, MTB
Intermediate-Term Bond Fund, MTB Income
Fund, MTB Balanced Fund, MTB Equity
Income Fund, MTB Equity Index Fund, MTB
 Large Cap Stock Fund, MTB Multi Cap
Growth Fund, MTB Mid Cap Growth Fund and
MTB Small Cap Growth Fund (thirty-
one of the portfolios constituting the
 MTB Group of Funds) (the "Funds") as of and for the year ended April 30, 2006, in accordance with the standards of the Public Company
Accounting Oversight Board (United States),
 we considered its internal control over
financial reporting, including control
 activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible
 for establishing and maintaining effective internal control over financial reporting.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs
of controls. A company's internal control over]
 financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal
 control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions,
to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's
ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote
likelihood that a misstatement of the company's
 annual or interim financial statements
that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material
weaknesses under standards established by
 the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in Funds' internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of April 30, 2006.

This report is intended solely for the
information and use of management and the Board of Trustees of MTB Group of Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


							ERNST & YOUNG LLP


Boston, Massachusetts
June 12, 2006